Investors Cash Trust                                                         10

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SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Investors Cash Trust shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc. and approval to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1.) APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE FUND AND
    SCUDDER KEMPER INVESTMENTS, INC. THIS ITEM WAS APPROVED.

      For                Against       Abstain
      -------------------------------------------
      Government Securities Portfolio
      166,010,498        576,205      16,916,521
      Treasury Portfolio
      25,981,156               0               0

2.) TO MODIFY OR ELIMINATE CERTAIN POLICIES AND TO ELIMINATE THE SHAREHOLDER
    APPROVAL REQUIREMENT AS TO CERTAIN OTHER MATTERS. THESE ITEMS WERE APPROVED.

      For                Against       Abstain
      -------------------------------------------
      INVESTMENT OBJECTIVES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      INVESTMENT POLICIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      For                Against       Abstain
      -------------------------------------------

      DIVERSIFICATION
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      BORROWING
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      SENIOR SECURITIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      CONCENTRATION
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      UNDERWRITING OF SECURITIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      INVESTMENT IN REAL ESTATE
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      PURCHASE OF COMMODITIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

Investors Cash Trust                                                         11
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
      For                Against       Abstain
      -------------------------------------------
      LENDING
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      MARGIN PURCHASES AND SHORT SALES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      PURCHASES OF SECURITIES OF RELATED
        ISSUERS
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      PLEDGING OF ASSETS
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      RESTRICTED AND ILLIQUID SECURITIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      PURCHASES OF SECURITIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      PURCHASES OF PUTS AND CALLS
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      For                Against       Abstain
      -------------------------------------------

      INVESTMENT FOR THE PURPOSE OF
      EXERCISING CONTROL OR MANAGEMENT
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      INVESTMENT IN MINERAL EXPLORATION
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      INVESTMENT IN ISSUERS WITH SHORT
        HISTORIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      INVESTMENT IN OTHER INVESTMENT
        COMPANIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      INVESTMENT IN NON-US GOVERNMENT
        SECURITIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      INVESTMENT OTHER THAN IN ACCORDANCE
      WITH OBJECTIVE AND POLICIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089

      INVESTMENT IN MUNICIPAL SECURITIES
      Government Securities Portfolio
      159,064,715        7,484,712     16,953,793
      Treasury Portfolio
      22,570,321         1,142,746      2,268,089